UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 10, 2009

MILLER PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	033-02249-FW	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Baker Highway, Huntsville, TN	37756
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(423) 663-9457

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Item 3.02

Unregistered Sales of Equity Securities.

Cook Inlet Energy Acquisition

On December 10, 2009, Miller Petroleum, Inc. (“Miller” or the “Company”) acquired 100% of the membership interests in Cook Inlet Energy, LLC (“CIE”), an Alaska limited liability company from the owners of this entity. This company was created to acquire the assets of from Pacific Energy Alaska Operating LLC and Pacific Energy Alaska Holdings, LLC (“PER”) from the Chapter 11 U.S. bankruptcy filing. T he owners of membership interests in CIE were David M. Hall, Walter J. Wilcox, II and Troy Stafford (collectively the “Sellers”). As consideration for this company Miller issued the Sellers, who were unrelated third parties, stock warrants to purchase three million five hundred thousand (3,500,000) shares of Miller’s common stock. The warrants were priced and vested as follows: Tranche 1 - 1,000,000 warrants with an exercise price of one cent ($0.01) immediately vested as of the date of closing; Tranche 2 - 1,500,000 warrants with an exercise price of one dollar ($1.00) vesting one year after closing; Tranche 3 - 1,000,000 warrants with an exercise price of two dollars ($2.00) vesting two years after closing. 350,000 of Tranche 1 warrants shall be delivered to an escrow account in the name of Miller and the sellers and is to be delivered to the sellers upon release of certain potential claims by a former financial advisor of CIE. As additional consideration, Miller agreed to place into escrow, within 90 days of closing $250,000 in cash, which is to be delivered to the sellers upon the release of certain potential claims by a former financial advisor of CIE. Miller shall also deliver to the Seller, reasonable and normal out of pocket expenses that the Sellers have incurred since December of 2008 through December 10, 2009.

As part of the acquisition, Miller agreed that CIE would be represented by a seat on the Board of Directors of Miller for a period of three years from December 11, 2009. The Director(s) representing CIE will be Mr. Hall or his designee(s). Should Mr. Hall become deceased, incapacitated or otherwise unavailable to act as director or appoint a designee, the Director(s) will become Mr. Wilcox or his designee(s). Should both Mr. Hall and Mr. Wilcox become deceased, incapacitated or otherwise unavailable to act as director or appoint a designee, the Director(s) will become Mr. Stafford or his designee(s).

The warrants were issued in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of the act. A copy of the form of warrants is filed as Exhibit 4.1 to this report. A copy of the Agreement for Sale of Membership Interest in Cook Inlet Energy, LLC is attached as Exhibit 4.2.

Pacific Energy Alaska Assets Acquisition

On December 10, 2009, Miller’s wholly-owned subsidiary, Cook Inlet Energy, LLC acquired certain Alaskan oil and gas assets from Pacific Energy Alaska Operating LLC and Pacific Energy Alaska Holdings, LLC (“Pacific Energy”) through a Chapter 11 U.S. Bankruptcy proceeding in Delaware. Miller acquired total reserves of over 13.2 million barrels of oil and 15.5 BCF of natural gas, including total proved reserves of 5.6 million barrels of oil and 3.7 BCF of natural gas as reported by the Pacific Energy in their most recent reserve report of January 1, 2009. The discounted net present value of the Alaska reserves that Miller acquired is over $327 million dollars, including $119 million dollars of proven reserves, $185 million of probable reserves and $23 million of possible reserves, as stated in its most recent reserve report as of January 1, 2009.

In addition, Miller acquired onshore and offshore production and processing facilities, an offshore energy platform, 602,000 net acres of land with thousands of acres of 3-D geologic seismic data, miscellaneous roads, pads and facilities all of which were built and installed over the last 5 years. The purchased assets includes the West McArthur River oil field, the West Foreland natural gas field, and the Redoubt unit with the Osprey offshore platform, all located along the west side of the Cook Inlet.

At closing, Miller paid Pacific Energy a purchase price of $2.25 million and provided $2.22 million for bonds, contract cure payments and other federal and State of Alaska requirements to operate the facilities. Miller will operate the facilities through its recently acquired wholly-owned subsidiary, Cook Inlet Energy, LLC, which has been approved by the State of Alaska as the long-term operator for the Alaskan oil and gas wells. A copy of the

Purchase and Sale Agreement by and between Cook Inlet Energy, LLC and Pacific Energy Alaska Operating LLC and Pacific Energy Alaska Holdings LLC is attached as Exhibit 4.3.

Convertible Secured Promissory Note

Also, in a related transaction, on December 3, 2009, Miller created a $3,000,000 six percent (6%) coupon  Convertible Secured Promissory Note program (“Note”). Accredited investors only may contribute to the debenture. Through December 10, 2009, Miller raised $2,885,000 through this program, which was contributed to the Alaskan asset transaction. Interest on the Notes is paid quarterly and the principal is due December 4, 2016. The Note contains a convertible feature which the Note holder has the right, but not the obligation, at the Holder’s option, at any time prior to payment in full of the principal balance of this Note, to convert the unpaid principal amount of this Note, in whole or in part, into fully paid and nonassessable shares of Miller’s Common Stock at the conversion price of $0.55 per share, a 10% discount to the closing price on December 4, 2009.

Purchasers of the Note shall receive 6% annualized interest which is payable quarterly, or at the pre-payment date, whichever occurs first. The first interest payment date shall be March 31, 2010. In the event that the principal amount of this Note and all accrued and unpaid interest is not paid in full when such amount becomes due and payable, the interest rate shall increase to twelve percent (12%) per annum and shall continue to accrue on the outstanding balance until such outstanding balance is paid.

The Company granted to the Note Holder a lien on, security interest in, and so pledges and assigns to them an interest in property, assets and rights including, but not limited to, all mineral rights and oil and gas assets of the Debtor, and all proceeds thereof in the 35,325 leased acres located in Morgan and Scott Counties on the Chattanooga Shale and the 173 natural gas and oil producing wells. A copy of the 6% Convertible Secured Promissory Note is attached as Exhibit 4.4.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2009, Mr. David M. Hall was elected Chief Executive Officer of CIE and Director of Miller. Mr. Hall, 40, was the former Vice President and General Manager of Alaska Operations, Pacific Energy Resources LTD from January 2008 to December 2009. Before that time, from 2000 to 2008, he served as the Production Foreman and Lead Operator in Alaska for Forest Oil Corp, rising to Production Manager for all of Alaska operation for Forest Oil. Mr. Hall has worked with the acquired Alaska assets since their construction began in 1991. Mr. Hall holds a Master’s Degree in Industrial Engineering and a Bachelor's Degree in Electrical Engineering from Rochville University. Mr. Hall will receive an annual salary of $195,000 and a three-year employment contract.

Also, on December 10, 2009, the Company appointed Ford F. Graham, 46, as Vice-Chairman of the Board of Directors of Miller and as President of the Company. Mr. Graham is a Managing Partner of Vulcan Capital and the Vulcan Partners family of private equity funds and companies. Mr. Graham has over 25 years experience as a private equity investor and an investment banker in the energy and natural resources sectors. Mr. Graham has previously worked for Smith Barney, Bear Stearns and Dean Witter and the Reagan Administration.  Mr. Graham holds an A.B. in Geology and Geophysical Sciences from Princeton University, a J.D. from Tulane Law School and an M.B.A. from the A.B. Freeman School of Business at Tulane University. Mr. Graham is to receive a signing bonus of $200,000, an annual salary of $200,000 and stock warrants to purchase 1,000,000 shares of Company stock with exercise prices ranging from $0.01 to $2.00. All warrants are vested on December 10, 2009.

Item 7.01

Regulation FD Disclosure.

On December 16, 2009, we issued a press release announcing the closing of the Cook Inlet Energy, LLC acquisition and the acquisition of the Pacific Energy Resources Alaskan assets.  A copy of the release is filed as Exhibit 99.1 to this report.

On December 16, 2009, we issued a press release announcing the appointments of David M. Hall and Ford F. Graham. A copy of the release is filed as Exhibit 99.2 to this report.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

4.1

Form of Warrant Agreement

4.2

Agreement for Sale of Membership Interest in Cook Inlet Energy, LLC

4.3

Purchase and Sale Agreement by and between Cook Inlet Energy, LLC and Pacific Energy Alaska Operating LLC and Pacific Energy Alaska Holdings LLC

4.4

6% Convertible Secured Promissory Note

99.1

Press releases dated December 16, 2009 for Alaska Acquisitions

99.2

Press release dated December 16, 2009 for new Board members and President

(e)

Disclosure

The Company intends to file the required audited financial statements for the Alaskan assets purchase within 75 days of the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC.

Date: December 22, 2009

By:	/s/ Paul W. Boyd
Paul W. Boyd, Chief Financial Officer

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